REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
ON INTERNAL CONTROL


Shareholders and Board of Directors
Matrix Advisors Value Fund
New York, New York


In planning and performing our audit of
the financial statements of Matrix
Advisors Value Fund, for the year
ended June 30, 2005, we considered
its internal control, including control
activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.   In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls.   Generally,
controls that are relevant to an audit
pertain to the entity's objective of
preparing financial statements for
external purposes that are fairly
presented in conformity with accounting
principles generally accepted in the
United States of America.   Those
controls include the safeguarding of
assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any
internal control, errors or fraud may
occur and not be detected. Also,
projection of any evaluation of the
internal control to future periods is
subject to the risk that it may become
inadequate because of changes in
conditions or that the effectiveness of
the design and operation may
deteriorate.

Our consideration of the internal control
would not necessarily disclose all
matters in internal control that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States).   A material weakness is a
condition in which the design or
operation of one or more of the internal
control components does not reduce to
a relatively low level the risk that
misstatements caused by error or fraud
in amounts that would be material in
relation to the financial statements being
audited may occur and not be detected
within a timely period by employees in
the normal course of performing their
assigned functions.   However, we
noted no matters involving internal
control and its operation, including
controls for safeguarding securities,
which we consider to be material
weaknesses, as defined above, as of
June 30, 2005.

This report is intended solely for the
information and use of management and
the Board of Directors of the Matrix
Advisors Value Fund and the Securities
and Exchange Commission, and is not
intended to be and should not be used
by anyone other than these specified
parties.





          /s/ TAIT, WELLER &
BAKER LLP
Philadelphia, Pennsylvania
July 22, 2005